UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 7, 2011

GLOBAL AVIATION HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	000-52605	20-4222196
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 World Drive

Peachtree City, Georgia 30269

(Address of principal executive offices / Zip Code)

(770) 632-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On September 14, 2011, Global Aviation Holdings Inc. (“the Company”) entered into the Third Supplemental Indenture by and among the Company, North American Airlines, Inc. and World Airways, Inc. and Wells Fargo Bank, National Association, as trustee and as collateral agent (the “Third Supplemental Indenture”) and Third Amendment and Waiver to Second-Lien Term Loan Credit Agreement (the “Third Amendment and Waiver”) by and among the Company, North American Airlines, Inc., World Airways, Inc., the Guarantors named therein and the Lenders named therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

The presentation attached hereto as Exhibit 99.1 was presented to debt holders on or about September 8, 2011 pursuant to a confidentiality agreement in connection with negotiating the Third Supplemental Indenture and Third Amendment and Waiver.

The presentation contains statements that constitute forward-looking statements which involve risks and uncertainties.  These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers with respect to the business and future events and plans of the Company.  These statements can be recognized by the use of words such as “expects,” “plans,” “will,” “estimates,” “projects,” or words of similar meaning.  Such forward-looking statements are not guarantees of future performance and actual results may differ from those in the forward-looking statements as a result of various factors and assumptions.  You are cautioned not to place undue reliance on these forward-looking statements, which are based on the current view of the management of the Company on future events.  The Company does not undertake to revise forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Presentation to Debt Holders dated as of September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL AVIATION HOLDINGS INC.
(Registrant)

Dated: October 7, 2011	By:	/s/ William A. Garrett
William A. Garrett
Executive Vice President and Chief
Financial Officer